UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2018

MICROBOT MEDICAL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19871	94-3078125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Recreation Park Drive, Unit 108 Hingham, Massachusetts 02043
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 875-3605

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 3.03	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 4, 2018, as approved by the stockholders of Microbot Medical Inc. (the “Company”) at the annual meeting of the Company’s stockholders held on September 4, 2018 (the “Annual Meeting”), the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to effect a one-for-15 reverse stock split of the Company’s common stock (the “Certificate of Amendment”). As a result of the reverse stock split, every 15 shares of the Company’s old common stock will be converted into one share of the Company’s new common stock. Fractional shares resulting from the reverse stock split will be rounded up to the nearest whole number.

The foregoing description of the Certificate of Amendment is not complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment, which is attached to this Current Report on Form 8-K as Exhibit 3.1, the terms of which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below. The proposals are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on July 27, 2018 (the “Proxy Statement”).

Proposal 1:	Election of the two nominees listed below to serve as Class III Directors on the Board of Directors of the Company until the 2021 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified:

Name	Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained
Yoseph Bornstein	19,115,974	459,954	84,863
Prattipati Laxminarain	19,124,930	438,783	97,078

Proposal 2:	The ratification of Brightman Almagor Zohar & Co., a Member of Deloitte Touche Tohmatsu Limited, or its U.S. affiliate, as the Company’s independent registered public accounting firm for the year ending December 31, 2018:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained
34,949,937	1,161,116	371,808

Proposal 3.	The approval of an amendment to the Company’s certificate of incorporation to effect a reverse stock split of not less than one-for-five (1:5) and not greater than one-for-twenty (1:20), of the common stock of the Company:

Number of Votes Cast in Favor	Number of Votes Cast Against	Number of Votes Abstained
27,217,446	9,155,946	109,469

Item 7.01	Regulation FD Disclosure.

On September 5, 2018, Harel Gadot, Chief Executive Officer, President and Chairman of the Company, is scheduled to present at 1:45 P.M. (ET) at the Rodman & Renshaw 20th Annual Global Investment Conference, sponsored by H.C. Wainwright, at the St. Regis Hotel in New York City. A live webcast and subsequent archived replay of the Company’s presentation may be accessed via the ‘Investors’ section, under ‘Presentations and Resources’ of the Company’s website at www.microbotmedical.com. The Company is furnishing presentation materials included as Exhibit 99.1 to this Current Report on Form 8-K. The Company is not undertaking to update this presentation.

The information in this Item 7.01 and in Exhibit 99.1 of Item 9.01 is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in this Item 7.01 or Exhibit 99.1 of Item 9.01.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation
99.1	Presentation Materials

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MICROBOT MEDICAL INC.

By:	/s/ Harel Gadot
Name:	Harel Gadot
Title:	President, Chief Executive Officer and Chairman

Date: September 4, 2018